UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

Save Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SVFD	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

As previously reported on the Current Report on Form 8-K filed by Save Foods, Inc. (the “Company”) with the Securities and Exchange Commission on October 2, 2023, at the annual meeting of stockholders of the Company held on said date, the holders of approximately 55.5% of the Company’s voting power entitled to vote at that annual meeting, approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), by a ratio of no less than 1-for-7 and no more than 1-for-10, with the exact split ratio to be determined by the board of directors of the Company (the “Board”) in its sole discretion. After the annual meeting, the Board determined that it is in the best interests of the Company and its stockholders to effectuate a reverse stock split of the Common Stock at a ratio of one-for-seven (1-for-7) (the “Reverse Stock Split”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2023, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, to effect the Reverse Stock Split. The Certificate of Amendment became effective on October 5, 2023, at 9 a.m. Eastern Daylight time (the “Effective Time”).

Upon the opening of the market on October 6, 2023, the Common Stock will begin trading on the Nasdaq Capital Market (“Nasdaq”) on the post-Reverse Stock Split basis under the current symbol “SVFD” but with a new CUSIP number.

The Reverse Stock Split is intended to regain compliance with a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”), by October 23, 2023, within the initial 180th calendar day compliance period granted by the Listing Qualifications Department of The Nasdaq Stock Market LLC.

Prior to the Effective Time, the Company had 495,000,000 shares of Common Stock authorized, out of which 9,915,637 shares were issued and outstanding and 5,000,000 shares of preferred stock, $0.0001 par value per share authorized, none of which were issued and outstanding.

Upon the Effective Time, every seven (7) shares of Common Stock that were issued and outstanding immediately prior to the Effective Time automatically and without any action of the Company or any holder thereof, were combined into one (1) validly issued and non-assessable share of Common Stock, resulting in approximately 1,416,520 post-Revere Stock Split shares of Common Stock. No fractional shares are being issued to any stockholder of the Company, and in lieu of issuing any such fractional shares, any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share of Common Stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, convertible notes, and warrants, as applicable. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of Common Stock or the par value of the Common Stock nor will it change the authorized shares of preferred stock or the relative voting power of holders of the outstanding Common Stock.

The Company’s transfer agent, Securities Transfer Corporation, is acting as the exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates of Common Stock if the shares were issued in certificated form.

Except for de minimis adjustments that result from the treatment of fractional shares, the Reverse Stock Split does not have any immediate dilutive effect on our stockholders, since each stockholder holds the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The information set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Save Foods, Inc. filed October 4, 2023, effective as of October 5, 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Save Foods, Inc.

Date: October 5, 2023	By:	/s/ Lital Barda
	Name:	Lital Barda
	Title:	Chief Financial Officer